EX-99.B-77C


                                IVY FUNDS, INC.

SUB-ITEM 77C:  Matters submitted to a vote of security holders

On June 3, 2003, a special shareholder meeting (the "Meeting") was held at the offices of Waddell & Reed Financial, Inc., 6300 Lamar Avenue, Overland Park, Kansas, 66202. The meeting was adjourned until June 10, 2003, and was held on that date for the following purposes (and with the following results):

Proposal 1: For shareholders of each of the Funds, to elect the Board of Directors.

                                  Affirmative            Withheld
Jarold W. Boettcher            55,649,712.211       1,996,157.920
James D. Gressett              55,399,267.880       2,246,602.251
Joseph Harroz, Jr.             55,609,642.160       2,036,227.971
Henry J. Herrmann              55,412,718.680       2,233,151.451
Glendon E. Johnson, Jr.        55,394,963.938       2,250,906.193
Eleanor B. Schwartz            55,609,647.139       2,036,222.992
Michael G. Smith               55,157,856.961       2,488,013.170
Edward M. Tighe                55,653,973.138       1,991,896.993
Keith A. Tucker                55,386,325.932       2,259,544.199

Proposal 2: For shareholders of each of the Funds, to amend each Fund's fundamental investment policy regarding lending.

                                          For        Against        Abstain
W&R Asset Strategy Fund         1,950,951.648    202,253.791    212,534.671
W&R Core Equity Fund           11,771,947.168    861,534.531  1,439,690.544
W&R High Income Fund            1,875,245.269     63,583.380    175,813.407
W&R International Growth Fund   2,381,269.472    156,402.310    223,848.473
W&R Large Cap Growth Fund       1,683,628.536    186,138.404    115,551.045
W&R Limited-Term Bond Fund      2,912,643.777    154,591.689    355,408.984
W&R Mid Cap Growth Fund         1,263,302.252     57,091.720     77,088.450
W&R Money Market Fund           8,257,581.729    907,907.370    610,239.460
W&R Municipal Bond Fund         1,077,902.307     65,862.469     86,964.933
W&R Science and Technology Fund 1,869,075.079    223,095.015    206,024.212
W&R Small Cap Growth Fund      12,855,334.879    892,530.628  1,447,429.500
W&R Tax-Managed Equity Fund       414,812.766     14,780.690     25,834.546

Proposal 3: For shareholders of each of the Funds, to amend each Fund's fundamental investment policy regarding borrowing.

                                          For        Against        Abstain
W&R Asset Strategy Fund         1,970,895.727    184,875.630    209,968.753
W&R Core Equity Fund           11,719,532.143    887,698.125  1,465,941.975
W&R High Income Fund            1,874,975.754     59,960.263    179,706.039
W&R International Growth Fund   2,365,757.840    175,552.123    220,210.292
W&R Large Cap Growth Fund       1,673,728.973    192,215.827    119,373.185
W&R Limited-Term Bond Fund      2,901,714.556    162,710.463    358,219.431
W&R Mid Cap Growth Fund         1,267,549.727     53,400.653     76,532.042
W&R Money Market Fund           8,257,248.399    908,240.700    610,239.460
W&R Municipal Bond Fund         1,087,547.446     65,034.428     78,147.835
W&R Science and Technology Fund 1,859,962.536    230,910.549    207,321.221
W&R Small Cap Growth Fund      12,778,740.700    964,301.915  1,452,252.392
W&R Tax-Managed Equity Fund       414,812.766     14,063.377     26,551.859

Proposal 4: For shareholders of W&R Asset Strategy Fund, to amend the Fund's fundamental investment restriction regarding investments in commodities to allow the Fund to invest in precious metals as a regular investment strategy of the Fund.

                                          For        Against        Abstain
                                1,924,999.604    185,661.391    255,079.115

Proposal 5: For shareholders of each of the Funds, to amend the Corporation's Articles of Incorporation to change the par value of the Corporation's shares to $0.001.

                                          For        Against        Abstain
                               49,993,797.360  3,468,667.648  5,554,895.977

Proposal 6: For shareholders of each of the Funds, to ratify the selection of Deloitte & Touche, LLP as the Corporation's independent public accountants for the fiscal year ending March 31, 2004.

                                          For        Against        Abstain
                               51,819,832.780  1,424,007.909  4,402,029.442